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                                                            Exhibit 15
                                                            ----------







                                   August 12, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



       RE:  Unit Corporation

            Registration on Form S-8 and S-3



We are aware that our report dated August 9, 1999 on our review of interim financial information of Unit Corporation for the three and six month periods ended June 30, 1999 and 1998 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1999 is incorporated by reference in the Company's registration statements on Form S-8 (File No.'s 33-19652, 33-44103, 33-49724, 33-64323 and 33-53542)and Form S-3 (File No.333-42341 and 333-
83551).


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